UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2016

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cobalt Center 920 Memorial City Way, Suite 100 Houston, Texas		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 579-9100

N/A

(Former names or former addresses if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, Cobalt International Energy, Inc. (the “Company”) entered into a Separation and Consulting Agreement (the “Consulting Agreement”) with James W. Farnsworth, President, Exploration. The Consulting Agreement provides that Mr. Farnsworth’s employment will terminate on the earlier of (i) December 30, 2016 or (ii) date that the Company provides written notice to Mr. Farnsworth of his earlier termination (other than for cause or disability) (the “Employment Termination Date”). The Consulting Agreement also satisfies the notice of non-renewal required under the Employment Agreement between Mr. Farnsworth and the Company, dated as of November 3, 2014 (the “Farnsworth Employment Agreement”). Mr. Farnsworth is not entitled to any severance benefits under the Farnsworth Employment Agreement.

Subject to Mr. Farnsworth’s execution and non-revocation of a general release of claims satisfactory to the Company, he will serve as a consultant from the Employment Termination Date through December 31, 2017 providing consulting services for an average of 20 hours per week in exchange for the following benefits: (i) a pro rata bonus for 2016, payable to Mr. Farnsworth in early 2017 based on individual performance and the achievement of the Company’s key performance indicators, (ii) a monthly consulting fee of $42,267; and (iii) access to an office and administrative support as Mr. Farnsworth may reasonably request. In addition, if a sale of a material portion of the Company’s Angolan assets (an “Angola Sale”) occurs during the consulting period such that all transactions and approvals necessary to complete such Angola Sale have occurred or been obtained, as applicable, but does not require the transaction to close, prior to the end of the consulting period, the Company will pay Mr. Farnsworth an additional one-time, lump sum payment equal to $300,000, which amount shall be paid to Mr. Farnsworth within 30 days following the consummation of such Angola Sale.

Mr. Farnsworth’s outstanding unvested time-based equity awards will immediately become fully vested as of December 30, 2016 so long as Mr. Farnsworth remains employed by the Company through such date. Such awards (and any shares of the Company’s common stock acquired thereunder) will remain subject to all of the other applicable terms and conditions set forth in the Farnsworth Employment Agreement, the Company’s Long Term Incentive Plan (“LTIP”) and the applicable award agreements thereunder. With respect to any outstanding awards granted to Mr. Farnsworth pursuant to the LTIP that are subject to a performance requirement (other than continued service by Mr. Farnsworth), only the service condition under such awards shall be deemed satisfied, and the performance conditions set forth in the applicable award agreements must be satisfied in order for such awards to vest.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

During the consulting period, Mr. Farnsworth will remain subject to the restrictive covenants set forth in the Farnsworth Employment Agreement, including perpetual restrictions against disclosure of confidential information and against disparagement of the Company and any of its directors, officers, partners and stockholders, and a one-year post-employment restriction against competition with the Company, which such one-year period will commence as of December 30, 2016.

On November 10, 2016, the Company provided notice of non-renewal of the employment agreement between James H. Painter and the Company, dated as of November 3, 2014 (the “Painter Employment Agreement”), which will expire on December 31, 2016. On the same day, Mr. Painter was appointed as President, Exploration and Appraisal of the Company, effective as of January 1, 2017, replacing Mr. Farnsworth. Mr. Painter, 59, has served as Executive Vice President of the Company since April 2013. Mr. Painter previously served as Executive Vice President, Gulf of Mexico from the Company’s inception in November 2005 until April 2013. The Company has eliminated the position of Executive Vice President, Gulf of Mexico.

In connection with Mr. Painter’s appointment as President, Exploration, Mr. Painter will be paid an annual base salary of $625,000. Mr. Painter will be eligible to receive a discretionary annual bonus with a target value of 75% of his base salary and a discretionary annual incentive plan award with a target value of 150% of his base salary. Effective as of his appointment, Mr. Painter will be eligible to participate in the Company’s Executive

Severance and Change in Control Benefit Plan (“Severance Plan”), which provides participants with certain payments and benefits upon a qualifying termination of such participant’s employment, including in connection with a change in control of the Company. Additionally, Mr. Painter’s outstanding unvested time-based equity awards will immediately become fully vested as of December 30, 2016 so long as Mr. Painter remains employed by the Company through such date. Such awards (and any shares of the Company’s common stock acquired thereunder) will remain subject to all of the other applicable terms and conditions set forth in the Painter Employment Agreement, the Company’s LTIP and the applicable award agreements thereunder. With respect to any outstanding awards granted to Mr. Painter pursuant to the LTIP that are subject to a performance requirement (other than continued service by Mr. Painter), only the service condition under such awards shall be deemed satisfied, and the performance conditions set forth in the applicable award agreements must be satisfied in order for such awards to vest.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, a copy of which is incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q, filed August 2, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Separation and Consulting Agreement and General Release of Claims dated as of November 10, 2016, between Cobalt International Energy, Inc. and James W. Farnsworth.

10.2	Cobalt International Energy, Inc. Executive Severance and Change in Control Benefit Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on August 2, 2016 (File No. 001-34579).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016

Cobalt International Energy, Inc.

By:	/s/ Jeffrey A. Starzec
Name:	Jeffrey A. Starzec
Title:	Executive Vice President and General Counsel

EXHIBIT LISTING

Exhibit No.	Description

10.1*	Separation and Consulting Agreement and General Release of Claims dated as of November 10, 2016, between Cobalt International Energy, Inc. and James W. Farnsworth.

10.2	Cobalt International Energy, Inc. Executive Severance and Change in Control Benefit Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed on August 2, 2016 (File No. 001-34579).

*	Filed herewith